Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Amendment No. 1 to the Quarterly Report of En Pointe Technologies, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, Attiazaz “Bob” Din, President and Chief Executive Officer, and Javed Latif, Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to their knowledge:
1.	The Quarterly Report on Form 10-Q, as amended by Amendment No. 1 on Form 10-Q.A, of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: July 6, 2009
/s/ Attiazaz “Bob” Din
Attiazaz “Bob” Din
President and
Chief Executive Officer
/s/ Javed Latif
Javed Latif
Vice President and Chief Financial Officer